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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 13, 1998, on 6701 Tower, March 11, 1998, on Two Town Center, January 23, 1998, on Woodfield Corporate Center and June 12, 1998, on BP Plaza included in this Form 8-K into Crescent Real Estate Equities Company's previously filed Registration Statements No. 33-91438, No. 333-92548, No. 333-3450, No. 333-3452, No. 333-3454, No. 333-13521, No. 333-21905, No.
333-23005, No. 333-33893, No. 333-37273, No. 333-38071, No. 333-37565, No.
333-41049, 333-42417, No. 333-56809 and No. 333-57945.

                                                 ARTHUR ANDERSEN LLP

Dallas, Texas
   July 6, 1998